UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, Community Bank of the Chesapeake (the “Bank”), a wholly-owned subsidiary of The Community Financial Corporation (the “Company”), entered into a Consulting Agreement with Michael L. Middleton, Executive Chairman of the Bank and the Company.

Under the terms of the Consulting Agreement, Mr. Middleton will no longer be an employee of the Bank and will serve as a consultant to the Bank for a period of 12 months. The Consulting Agreement will automatically be extended for an additional 12 month period on the anniversary of the effective date of the agreement (and each anniversary thereafter), unless 30 days’ advance written notice of non-renewal is provided by either the Bank or Mr. Middleton. Mr. Middleton will provide certain consulting services to the Bank, including but not limited to, advising on bank markets, operations and strategic direction of the Bank and as requested by the Board of Directors and Chief Executive Officer of the Bank. In consideration of the consulting services, Mr. Middleton will receive an annual fee of $100,000 payable in equal monthly installments in arrears.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description
	10.1	Consulting Agreement between Community Bank of the Chesapeake and Michael L. Middleton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2016	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

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